NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date: August 14, 2007 $500,000

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Command Center, Inc., a Washington corporation (the "Company") promises to pay to MDB Capital Group, LLC or its registered assigns (the "Holder"), the principal sum of $500,000, on or before the Maturity Date set forth below. This Note is issued pursuant to that certain Securities Purchase Agreement dated as of August 14, 2007, by and between the Company and the Holder (as amended and in effect from time to time, the "Purchase Agreement"), and is subject to all of the terms, provisions and conditions thereof. Capitalized terms used in this Note without definition have the respective meanings ascribed to such terms in the Purchase Agreement. This Note is subject to the following additional provisions:

Section 1. Interest; Maturity Date; Prepayment.

(a) Prior to the Maturity Date, this Note shall not bear interest. Following the occurrence of an Event of Default or the Maturity Date and until this Note is paid in full or converted into Next Equity Financing Securities pursuant to the terms hereof, this Note shall bear interest (computed on the basis of a 365-day year) at a rate per annum equal to 12% on the principal amount from time to time remaining unpaid. Any such interest accruing after the occurrence of an Event of Default or the Maturity Date shall be payable on demand.

(b) All principal and, if applicable, interest under this Note shall be due and payable upon the earlier of (i) February 14, 2008, and (ii) the date of closing of the Next Equity Financing (the "Maturity Date").

(c) This Note may not be prepaid by the Company, in whole or in part, without the prior consent of the Holder.

Section 2. Conversion Rights. The Holder shall have the right, but not the obligation, to convert all, but not less than all, of the principal amount and, if applicable, accrued interest under this Note, into Next Equity Financing Securities in connection with the Next Equity Financing. The Next Equity Financing Securities shall have a value equal to the outstanding principal (and, if applicable accrued interest) under this Note, and shall be of the same type, class and/or series, and shall entitle the Holder to the same rights and privileges, as the Next Equity Securities purchased by investors in the Next Equity Financing (including rights and privileges under all transaction documents entered into in connection with the Next Equity Financing).

Section 3. Transfer. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 4. Events of Default. "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of the principal amount of this Note, as and when the same shall become due and payable;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Business Days after notice of such failure sent by the Holder, and (B) 20 Business Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to debtors, or an involuntary petition is filed against the Company under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to debtors

unless such petition shall be dismissed or vacated within sixty (60) days after the date of filing thereof:

vi. except for the Company's failure to comply with one or more covenants of a loan with Capital TempFunds, the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (A) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Company shall be a party to any Change of Control transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control transaction): for purposes of this Note, a "Change of Control" shall mean (a) the acquisition of the Company by another entity by means of any transaction (including, without limitation, any reorganization, merger or consolidation), (b) a sale of all or substantially all of the assets of the Company, (c) the acquisition by the Company of any other entity by means of any transaction (including, without limitation, any reorganization, merger or consolidation) or (d) any transaction in which the stockholders of the Company prior to the transaction hold less then 50% of the voting securities of the surviving or acquiring entity immediately after the transaction; and

viii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

If any Event of Default occurs, the outstanding principal amount of this Note shall become, at the Holder's election, immediately due and payable in cash. Commencing upon the occurrence of any Event of Default and continuing until the earlier of the payment in full of this Note, written waiver of such Event of Default by the Holder, or conversion by the Holder as provided herein, this Note shall bear interest at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Section 5. Miscellaneous.

(a) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and, if applicable, accrued interest, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This is a direct debt obligation of the Company.

(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

(c) Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Holder must be in writing.

(d) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(e) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(g) Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note (i) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise, and (ii) in seeking to enforce any provision of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

COMMAND CENTER, INC.

By: [signature]
Name: BRAD E. HERR
Title: CFO